UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026 (March 16, 2026)

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
Indicate by check NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 20, 2026, Solaris Energy Infrastructure, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the U.S. Securities and Exchange Commission. The Original Report disclosed, among other things, the consummation of the acquisition of Focus Genco Cayman Ltd. (“Genco”) by the Company as contemplated by the Securities Purchase Agreement, dated March 16, 2026 (the “Transaction”).

The Company is filing this Amendment No. 1 to the Original Report to revise Items 2.01 and 9.01 to clarify that, upon further evaluation, the Transaction does not constitute the acquisition of a “significant amount of assets” under Rule 3-05 of Regulation S-X. Accordingly, no historical financial statements of Genco or pro forma financial information are required to be filed under Item 9.01(a) and (b), respectively, in connection with the Transaction.

Except as provided herein, the disclosures made in the Original Report remain unchanged.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Upon further evaluation, the Company has determined that the Transaction does not involve the acquisition of a “significant amount of assets” for purposes of Item 2.01 of Form 8-K. Accordingly, the Transaction did not trigger disclosure under Item 2.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ Stephan E. Tompsett
Name:	Stephan E. Tompsett
Title:	Chief Financial Officer